EXHIBIT 15.1

Acknowledgment of Independent Auditor

With respect to the Registration Statement on Form S-3 (File No. 333-102699), Registration Statement on Form S-3 (File No. 333-206622) and the Registration Statements on Form S-8 pertaining to QCR Holdings, Inc. 401(k)/Profit Sharing Plan (File No. 333-116022), QCR Holdings, Inc. 2005 Deferred Income Plan (File No. 333-127466), QCR Holdings, Inc. 2008 Equity Incentive Plan (File No. 333-151042), QCR Holdings, Inc. 2013 Equity Incentive Plan (File No. 333-188391), QCR Holdings, Inc. 2010 Equity Incentive Plan (File No. 333-188391), QCR Holdings, Inc. Amended and Restated Employee Stock Purchase Plan (File No. 333-188391), Registration Statement on Form S-8 pertaining to QCR Holdings, Inc. 2016 Equity Incentive Plan (File No. 333-214282) and Registration Statement on Form S-3 (File No. 333-214283), we acknowledge our awareness of the use therein of our report dated November 9, 2016 relating to our review of the unaudited condensed consolidated financial information of Community State Bank and its subsidiary appearing in this Current Report on Form 8-K.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of the Registration Statement prepared or certified by independent auditors, or a report prepared or certified by independent auditors within the meanings of Sections 7 and 11 of the Act.

/s/ RSM US LLP

Des Moines, Iowa

November 9, 2016